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                                                                 EXHIBIT 10.32.1


                                PROMISSORY NOTE





U.S.$400,000.00                                                   July 23, 1997



         FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, JAY N. SILVERMAN ("Borrower"), PROMISES TO PAY TO THE ORDER OF EAGLE GEOPHYSICAL, INC., a Delaware corporation ("Lender"), 50 Briar Hollow Lane, 6th Floor West, Houston, Harris County, Texas 77027, the sum of FOUR HUNDRED THOUSAND DOLLARS AND NO/100'S ($400,000.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount until maturity at a fixed rate of six percent (6%) per annum.

         This Note is payable as follows:


                 Payments of accrued interest shall be payable monthly on the last day of each month beginning on September 30, 1997 through and including September 30, 2000;



                 Equal monthly payments of interest and principal, based on a 60 month amortization, shall be payable monthly on the last day of each month beginning on October 31, 2000 through and including August 31, 2005; and



                 On September 30, 2005, the entire balance of principal and accrued interest shall be due and payable.


         It is agreed that time is of the essence of this Note. In the event of default in the payment of any installment of principal or interest when due or in the event of any other default hereunder, Lender may accelerate and declare this Note immediately due and payable without notice and opportunity to cure. Any failure to exercise this option shall not constitute a waiver by Lender of the right to exercise the same at any other time.

         In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at the maximum non-usurious interest rate permitted by applicable law from time to time in effect as such law may be interpreted, amended, revised, supplemented or enacted (the "Maximum Rate").

         Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an



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attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

         Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control,
(2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

         Borrower agrees that the Maximum Rate to be charged or collected pursuant to this Note shall be the applicable indicated rate ceiling as defined in TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, provided that Lender may rely on other applicable laws, including without limitation laws of the United States, for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate. Except as provided above, the provisions of this Note shall be governed by the laws of the State of Texas.

         Each maker, surety, guarantor and endorser waives demand, grace, notice, presentment for payment, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof and protest, and agrees that this Note may be renewed, and the time of payment extended from time to time, without notice and without releasing any of the foregoing.

         Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid. Any partial prepayment shall be applied toward the payment of the principal installments last maturing on the Note, that is, in the inverse order of maturity, without reducing the amount or time of payment of the remaining installments.

         Borrower agrees that all disputes in any way relating to, arising under, connected with, or incident to this Note, and over which the United States federal courts have subject matter jurisdiction, shall be litigated, if at all, exclusively in the United States District Court for the Southern District of Texas, Houston Division, and, if necessary, the corresponding appellate courts. Borrower further agrees that all disputes in any way relating to, arising under, connected





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with, or incident to this Agreement, and over which the United States federal courts do not have subject matter jurisdiction, shall be litigated, if at all, exclusively in the Courts of the State of Texas, in Harris County, and, if necessary, the corresponding appellate courts. Borrower hereby submits itself to the personal jurisdiction of, and consents to venue in, any such court, and hereby waives any claim it may otherwise have that such court lacks personal jurisdiction over it, or that such court is an inconvenient forum, with respect to any matter or proceeding arising out of this Note. Borrower further agrees to voluntarily appear and to enter a general appearance in any proceeding arising out of this Note which is brought in any such court. Borrower agrees that service of process in any matter or proceeding relating hereto may be effected upon it by certified or registered mail to the address specified in the first paragraph of this Note or such other address as Borrower may designate in writing to Lender from time to time.


         The proceeds from this Note will be used by Borrower to purchase 25,000 shares of common stock of Lender, $.01 par value (the "Stock"), pursuant to that certain Subscription Agreement of even date herewith, by and between Borrower and Lender, and this Note is secured by a pledge of the Stock pursuant to that certain Security Agreement- Pledge of even date herewith.







                                        /s/ JAY N. SILVERMAN
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                                        Jay N. Silverman






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